SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                            SCHEDULE 14A INFORMATION
                                 PROXY STATEMENT

       (PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934)

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12

                              EQUINOX SYSTEMS INC.
                          ----------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                              EQUINOX SYSTEMS INC.
                          ----------------------------
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)


PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        (1) Title of each class of securities to which transaction applies:

        (2) Aggregate number of securities to which transaction applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        (4) Proposed maximum aggregate value of transaction:

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1) Amount Previously Paid:

        (2) Form, Schedule or Registration No.:

        (3) Filing Parties:

        (4) Date Filed:

                              EQUINOX SYSTEMS INC.

                       ----------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 19, 1997

                       ----------------------------------

To the shareholders of
  Equinox Systems Inc.:

         NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Shareholders of Equinox Systems Inc., a Florida corporation (the "Company"), will be held at The Bankers Club, One Biscayne Tower, Miami, Florida on June 19, 1997 at 9:30 A.M., local time, for the following purposes:

         1. To elect four Directors of the Company, to serve until the annual meeting of shareholders to be held in 1998 or until their respective successors are duly elected and qualified;

         2. To consider and vote upon a proposal to amend the Company's 1993 Stock Option Plan (the "Plan") to increase the number of shares of the Company's Common Stock reserved for issue and grant under the Plan from 800,000 to 1,050,000; and

         3. To transact such other business as may properly come before the Meeting and any adjournments thereof.

         All shareholders are cordially invited to attend, although only shareholders of record at the close of business on May 9, 1997 will be entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.

         Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

                                         By Order of the Board of Directors,



                                         MARK KACER
                                         SECRETARY

Ft. Lauderdale, Florida
May 12, 1997

THIS IS AN IMPORTANT MEETING AND ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. THOSE SHAREHOLDERS WHO ARE UNABLE TO ATTEND ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                         ANNUAL MEETING OF SHAREHOLDERS

                                       OF

                              EQUINOX SYSTEMS INC.

                            ------------------------

                                 PROXY STATEMENT

                            ------------------------



                     DATE, TIME AND PLACE OF ANNUAL MEETING

         This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Equinox Systems Inc., a Florida corporation (the "Company"), to be voted at the 1997 Annual Meeting of Shareholders of the Company (the "Meeting") to be held at 9:30 A.M., local time, June 19, 1997 at The Bankers Club, One Biscayne Tower, Miami, Florida, for the purposes set forth in the preceding notice.

         The complete mailing address of the Company's principal executive headquarters is Equinox Systems Inc., One Equinox Way, Sunrise, Florida 33351-6709. The approximate date on which this proxy statement and the form of proxy were first sent or given to the shareholders of the Company was May 13, 1997.


                          INFORMATION CONCERNING PROXY

         The enclosed proxy is solicited on behalf of the Board of Directors of the Company. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Meeting or by filing with the Secretary of the Company at the Company's headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective unless written notice of the revocation is received by the Company at or prior to the Meeting.

         The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Shareholders and the enclosed proxy will be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone and facsimile. They will receive no compensation therefor in addition to their regular salaries. Arrangements will be made with banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company will reimburse such persons for their expenses in so doing. To assist the Company in obtaining proxies from such brokers, banks and other custodians or fiduciaries, the Company has engaged Corporate Investor Communications, Inc. for a fee of approximately $4,000 plus out-of-pocket expenses.

                             PURPOSES OF THE MEETING

         At the Meeting, the Company's shareholders will consider and vote upon the following matters:

         1. The election of four Directors of the Company, to serve until the annual meeting of shareholders to be held in 1998 or until their respective successors are duly elected and qualified;

         2. A proposal to amend the Company's 1993 Stock Option Plan (the "Plan") to increase the number of shares of the Company's Common Stock reserved for issue and grant under the Plan from 800,000 to 1,050,000; and

         3. Such other business as may properly come before the Meeting and any adjournments thereof.

         Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted (i) FOR the nominees for Director named herein and (ii) FOR the proposed amendment to the Plan and (iii) in their discretion upon such other business as may be properly brought before the meeting and each adjournment thereof.


                      OUTSTANDING SHARES AND VOTING RIGHTS

         Only the holders of shares of the Company's common stock, $.01 par value per share (the "Common Stock") at the close of business on May 9, 1997 (the "Record Date") are entitled to notice of, and to vote at, the Meeting. At the close of business on April 9, 1997, there were 3,689,833 shares of the Common Stock outstanding. The presence in person or by proxy of a majority of the shares entitled to vote at the Meeting shall constitute a quorum at the Meeting. To be elected, a Director must receive a plurality of the votes cast by the shares of Common Stock represented in person or by proxy at the meeting. The affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the Meeting is required for the approval of the proposal to amend the Plan and any other matter that may be submitted to a vote of the shareholders. Abstentions are considered as shares present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the shareholders for a vote, but are not counted as votes "for" or "against" any matter. The inspector of elections will treat shares referred to as "broker or nominee non-votes" (shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. For purposes of determining the outcome of any matter as to which the proxies reflect broker or nominee non-votes, shares represented by such proxies will be treated as not present and not entitled to vote on that subject matter and therefor would not be considered by the inspectors when counting votes cast on the matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters). If less than a majority of the outstanding shares of Common Stock are represented at the Meeting, a majority of the shares so represented may adjourn the Meeting from time to time without further notice.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the number of shares of Common Stock of the Company which were owned beneficially by (i) each person who is known by the Company to own beneficially more than 5% of its Common Stock, (ii) each Director, (iii) each Named Executive Officer (see "Management -Executive Compensation") and (iv) the Directors and Executive Officers of the Company as a group:


        NAME AND ADDRESS OF BENEFICIAL OWNER (1)                                COMMON STOCK BENEFICIALLY OWNED
-----------------------------------------------------------              ------------------------------------------

DIRECTORS AND EXECUTIVE OFFICERS                                            SHARES                         PERCENT
--------------------------------                                         -----------                      ---------

William A. Dambrackas (2) (3)                                               520,937                         13.8%

Thomas E. Garrett (2)                                                        17,250                           *

Robert F. Gintz (2)                                                         146,567                          3.9%

Mark Kacer (2)                                                              107,067                          2.8%

Robert S. Sowell (2)                                                         47,966                          1.3%

Charles A. Reid (2)                                                          10,245                           *

Robert F. Williamson, Jr. (2) (4)                                            12,000                           *

All directors and executive officers as a group (7 persons)
 (2) (3) (4)                                                                862,032                         21.4%

5% BENEFICIAL OWNERS
--------------------

Thomson Hortsmann & Bryant, Inc.
        Park 80 West Plaza Two
        Saddlebrook, NJ 07663 (5)                                           379,900                         10.3%

        Kennedy Capital Management, Inc.
        425 N. New Ballas Rd., Suite 181
        St. Louis, MO 63141 (6)                                             207,907                          5.6%

-----------------------

(*)      Less than 1%.

(1) Unless otherwise indicated, (i) the address of each of the beneficial owners is c/o Equinox Systems Inc., One Equinox Way, Sunrise, FL 33351-6709, (ii) all shares are owned directly, (iii) each person has sole investment and voting power, and (iv) the share ownership is as of April 9, 1997.

(2) Includes shares of Common Stock subject to stock options exercisable within 60 days of April 9, 1997 in the following amounts: William A. Dambrackas (86,558), Thomas E. Garrett (11,750), Robert F. Gintz (116,567), Mark Kacer (86,567), Robert S. Sowell (24,692), Charles Reid (10,000), Robert F. Williamson, Jr. (10,000), and all directors and executive officers as a group 346,134.

(3) Includes 20,000 shares held by Mr. Dambrackas as custodian for his children.

(4)      Includes 500 shares held by Mr. Williamson's spouse.

(5) Based on information included on Schedule 13 G, which reports share ownership as of December 31, 1996. The beneficial owner reported on
         Schedule 13 G that it had the sole power and shared power to direct the vote of all the shares.

(6) Based on information included on Schedule 13 G, which reports share ownership as of December 31, 1996.

                              ELECTION OF DIRECTORS

                                (PROPOSAL NO. 1)

NOMINEES

         The Articles of Incorporation of the Company provide that the Board of Directors shall consist of at least one director, with the exact number of directors to be fixed from time to time by resolution of the Board of Directors. The Board of Directors has fixed the number of directors at a minimum of four and a maximum of five for the ensuing year. Each director elected at the Meeting will serve for a term expiring at the 1998 Annual Meeting of Shareholders, expected to be held in June 1998, or until his successor has been duly elected and qualified.

          The Board of Directors has no reason to believe that any nominee will refuse to act or be unable to serve; however, in the event that a nominee for a directorship to be elected by the holders of Common Stock is unable to serve or if any other unforeseen contingencies should arise, it is intended that proxies will be voted for the remaining nominees and for such other persons as may be designated by the Board of Directors, unless directed by a proxy to do otherwise.

         The following table sets forth certain information with respect to each nominee for election to the Board of Directors of the Company:

                                                                                                DIRECTOR
            NAME (1)               POSITION(S) WITH THE COMPANY                                  SINCE
            --------               ----------------------------                                 ---------

William A. Dambrackas              President, Chief Executive Officer and Chairman                1983
                                   of the Board of Directors

Mark Kacer                         Vice President Finance and Administration,                     1993
                                   Chief Financial Officer and Director

Charles A. Reid (2)                Director                                                       1996

Robert F. Williamson, Jr.(2)       Director                                                       1995

-----------------------

(1) See "Management - Executive Officers and Directors" for biographical information.

(2) Member of the Audit Committee and the Compensation Committee of the Board of Directors.

COMMITTEES

         The principal standing committees of the Board of Directors include the following:

         AUDIT COMMITTEE. The Audit Committee is currently comprised of Messrs. Reid and Williamson. The Audit Committee meets with management regarding the internal controls of the Company and the objectivity of its financial reporting. The Committee also meets with the Company's independent auditors and with appropriate Company financial personnel concerning these matters. Other functions of the Audit Committee include recommending to the directors the appointment of the independent auditors and reviewing the Company's audited financial statements and the auditors' report thereon with the auditors and the Company's management. The Audit Committee met once during the year ended December 31, 1996.

         COMPENSATION COMMITTEE. The Compensation Committee is currently comprised of Messrs. Reid and Williamson. The Compensation Committee's responsibilities consist of recommending, reviewing and approving the salary and fringe benefits policies of the Company, reviewing compensation policies for directors and reviewing and approving the compensation of officers of the Company. The Compensation Committee's responsibilities include administering the Company's Stock Option Plans and recommending and approving stock options granted under those plans. The Compensation Committee also reviews the Company's employee benefit plans and recommends amendments to the plans, subject to approval by the Company's Board of Directors and the shareholders of the Company, where appropriate. The Compensation Committee met three times during the year ended December 31, 1996.

ADDITIONAL INFORMATION CONCERNING DIRECTORS

         The Company pays each director who is not an officer or employee of the Company a fee of $2,000 for attendance at each regular meeting of the Board of Directors, up to a maximum of $16,000 per year. In addition, the Company's directors will be reimbursed by the Company for their travel expenses incurred in connection with their attendance at meetings. The Company has established for its independent directors the Directors Stock Option Plan, which provides for an automatic grant of an option to purchase 10,000 shares of Common Stock upon a person's election as a director and an automatic grant of an option to purchase an additional 2,500 shares of Common Stock upon such person's re-election as a director of the Company, in both instances at an exercise price equal to the fair market value of the Common Stock on the date of the grant. A total of 80,000 shares of Common Stock have been reserved for issuance upon exercise of options granted under the Directors Stock Option Plan. Options granted under the Directors Stock Option Plan generally become exercisable, in full, six months after the date of grant and expire five years after the date of grant. The Board of Directors, in its discretion, may cancel all options granted under the Directors Stock Option Plan that remain unexercised on the date of consummation of certain corporate transactions described in the Plan. Directors of the Company who are also employees of the Company do not receive additional compensation for their services as directors.

         The Board of Directors of the Company held a total of six meetings during the year ended December 31, 1996. Each current Director attended all of the meetings of the Board of Directors and the meetings of the committees, if any, on which they served.


                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

         The executive officers and directors of the Company are as follows:

                                                                                              EXECUTIVE               DIRECTOR
            NAME                       AGE            POSITION(S) WITH THE COMPANY          OFFICER SINCE              SINCE
------------------------------     -----------     ----------------------------------     ------------------     ------------------

William A. Dambackas                   53            President, Chief Executive                  1983                   1983
                                                     Officer and Chairman of the
                                                     Board of Directors

Mark Kacer                             40            Vice President Finance &                    1990                   1993
                                                     Administration, Chief Financial
                                                     Officer and Director

Robert F. Gintz                        40            Vice President, Development                 1988                   N/A

Thomas E. Garrett                      61            Vice President, Sales                       1996                   N/A

Robert S. Sowell                       50            Vice President, Technical                   1995                   N/A
                                                     Operations

Charles A. Reid                        53            Director                                    N/A                    1996

Robert F. Williamson, Jr.              52            Director                                    N/A                    1995


         WILLIAM A. DAMBRACKAS founded the Company in February 1983 and has served as President, Chief Executive Officer and a director since its inception. Mr. Dambrackas has also served as Chairman of the Board of Directors since February 1993.

         MARK KACER joined the Company in 1986 as Manager of Financial Accounting. Since that time he has held several positions at the Company, including Director, Sales and Service Administration. Since April 1992, Mr. Kacer has served as Vice President, Finance and Administration and Chief Financial Officer. Mr. Kacer has also served as a member of the Board of Directors since February 1993.

         ROBERT F. GINTZ joined the Company in 1985 as Director of Marketing. Since that time he has held several positions at the Company, including Vice President, Marketing. Since April 1993, Mr. Gintz has served as Vice President, Development.

         THOMAS E. GARRETT joined the Company in 1995 as Director of Distribution Sales. Since August 1996, Mr. Garrett has served as Vice President, Sales.

         ROBERT S. SOWELL joined the Company in 1984 as Manager of Sales Support. Since that time he has held several positions at the Company, including Director, Technical Services. Since February 1995, Mr. Sowell has served as Vice President, Technical Operations.

         CHARLES A. REID was appointed by the Board of Directors to serve as a director of the Company to fill the vacancy created by the retirement of a board member in February 1996. Mr. Reid has been a principal of Alex. Brown & Sons Incorporated, an investment banking firm, since 1980. Mr. Reid previously served as a Director of the Company from March 1987 through June 1995.

         ROBERT F. WILLIAMSON, JR. has served as a director of the Company since June 1995. Mr. Williamson is a founder of Data Net Corporation, a privately-held manufacturer of computerized data collection systems used in factories and warehouses. Mr. Williamson has been Vice President-Finance and Chief Financial Officer of Data Net since its inception in 1984.

EXECUTIVE COMPENSATION

         SUMMARY COMPENSATION TABLE. The following table summarizes the compensation paid by the Company during the years ended December 31, 1996, 1995 and 1994 to its Chief Executive Officer and the other executive officers of the Company whose aggregate compensation exceeded $100,000 (the Chief Executive Officer and such other executive officers are sometimes hereinafter collectively referred to as the "Named Executive Officers").


                                                    SUMMARY COMPENSATION TABLE
---------------------------------------------------------------------------------------------------------------------------------

                                                                                               LONG-TERM
                                                                 ANNUAL COMPENSATION (1)      COMPENSATION
                                                               ---------------------------- ----------------

                                                                                                OPTIONS            ALL OTHER
                                                                                  BONUS          GRANTED          COMPENSATION
         NAME               PRINCIPAL POSITION        YEAR      SALARY ($)       ($) (2)        ( #) (3)            ($) (4)
------------------------  -----------------------   --------   ------------    ------------ ----------------   ------------------

William A. Dambrackas      Chief Executive Officer   1996       $198,290       $ 127,000        110,000            $19,750
                                                     1995        179,429         172,000         90,000              1,000
                                                     1994        167,610          65,000         35,000             20,344

---------------------------------------------------------------------------------------------------------------------------------

Mark Kacer                 Vice President,           1996        120,667          37,000         55,000             1,000
                           Finance &                 1995        110,250          48,000         35,000             1,000
                           Administration            1994        103,411          30,000         20,000             1,000

---------------------------------------------------------------------------------------------------------------------------------

Robert F. Gintz            Vice President,           1996        140,283          37,000         55,000             1,000
                           Development               1995        126,751          48,000         35,000             1,000
                                                     1994        122,637          30,000         20,000             1,000

---------------------------------------------------------------------------------------------------------------------------------

Thomas E. Garrett          Vice President,           1996        118,961              -          16,000             1,000
                           Sales

---------------------------------------------------------------------------------------------------------------------------------

Robert S. Sowell           Vice President,           1996        100,548          13,000         20,000             1,000
                           Technical Operations      1995         93,475          17,000         15,000             1,000

---------------------------------------------------------------------------------------------------------------------------------

(1) Except as noted in Footnote (4), the amounts reflected in the above table do not include any amounts for perquisites and other personal benefits extended to the Named Executive Officers. The aggregate amount of such compensation for each Named Executive Officer is less than 10% of the total of annual salary and bonus of such officer.

(2) Represents bonuses paid during the year indicated. Does not include amounts for 1996 bonuses, which were determined and paid during 1997. The Compensation Committee has the authority to grant discretionary annual bonuses to its executive officers and employees. The Compensation Committee intends to continue such policy in the future. During February 1997, the Company paid approximately $348,000 for bonuses for all Named Executive Officers with respect to 1996, all of which had been accrued at December 31, 1996.

(3) See the table under "Stock Options Granted in 1996" below for additional information about these options.

(4) Represents $1,000 matching contributions to the accounts of each Named Executive Officer under the Company's 401(k) savings plan. With respect to William A. Dambrackas, the 1996 and 1994 amounts include payments of $19,750 and $19,344 for earned but unused vacation pay.

OPTION GRANTS TABLE

         STOCK OPTIONS GRANTED IN 1996. The following table sets forth certain information concerning grants of stock options made during 1996 to the Named Executive Officers. (A total of 243,568 options granted to the Named Executive Officers were granted pursuant to the 1993 Stock Option Plan while 12,432 options were granted pursuant to stock option plans in effect prior to the 1993 plan). The Board of Directors did not grant any stock appreciation rights in 1996.


                      OPTION GRANTS DURING 1996 FISCAL YEAR

                                                                                                 POTENTIAL REALIZABLE VALUE AT
                                                                                                    ASSUMED ANNUAL RATES OF
                                                                                                 STOCK PRICE APPRECIATION FOR
                                                                                                       FULL OPTION TERM (3)
                                                                                                ------------------------------
                                                   % OF TOTAL OPTIONS   EXERCISE
                              NUMBER OF OPTIONS   GRANTED TO EMPLOYEES  PRICE PER       EXPIRATION       5% ($)         10% ($)
         NAME                  GRANTED (#) (1)        IN 1996 (2)       SHARE ($/SH)       DATE
 ------------------------------------------------------------------------------------------------------------------------------

William A. Dambrackas              90,000                27.4%          $11.44           6-21-06     $  647,510  $    1,640,917

                                   20,000                 6.1             8.56          12-14-06        201,491         422,248

Robert F. Gintz                    35,000                10.6            11.44           6-21-06        251,809         638,134

                                   20,000                 6.1             8.56          12-14-06        201,491         422,248

Mark Kacer                         35,000                10.6            11.44           6-21-06        251,809         638,134

                                   20,000                 6.1             8.56          12-14-06        201,491         422,248

Robert Sowell                      20,000                 6.1            11.44           6-21-06        143,891         364,648

Thomas E. Garrett                  10,000                 3.0            11.44           6-21-06         71,946         182,324

                                    6,000                 1.8             8.56          12-14-06         60,447         126,674



(1) Options granted in 1996 become exercisable six months after the date of grant with respect to 3/16 of the total number of shares granted and become exercisable in 13 equal quarterly installments thereafter.

(2) Options to purchase 341,500 shares were granted in the year ended December 31, 1996. Of such amount, 12,500 options were granted to non-employee directors pursuant to the Company's Directors Stock Option Plan. The percentage shown in this column represents the percentage arrived at by dividing the number of options granted to the Named Executive Officers by the total number of options (329,000) granted to employees.

(3) The potential realizable value portion of the foregoing table illustrates the value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming an initial value of $8.56 and $11.44 per share, respectively, and the specified compound rates of appreciation of the Common Stock over the term of the options. These numbers do not take into account the terms of such options providing for forfeiture of unexercised options following termination of employment, nontransferability or applicable vesting schedules.

AGGREGATED FISCAL YEAR-END OPTION VALUE TABLE

         The following table sets forth certain information concerning (i) options exercised during 1996 by the Named Executive Officers and (ii) the number and value of unexercised stock options held by the Named Executive Officers as of December 31, 1996, assuming a value per share of Common Stock of $8.69 (the average of the high and low sales price for the Common Stock on the Nasdaq National Market System on December 31, 1996).

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                                       NUMBER OF             VALUE OF UNEXERCISED
                                                                                 UNEXERCISED OPTIONS AT    IN-THE-MONEY OPTIONS AT
                                                                 VALUE           DECEMBER 31, 1996 (#)      DECEMBER 31, 1996 ($)
                                      NUMBER OF SHARES          REALIZED           [EXERCISABLE (E) /         [EXERCISABLE (E) /
           NAME                   ACQUIRED ON EXERCISE (#)         ($)             UNEXERCISABLE (U)]         UNEXERCISABLE (U)]
----------------------------    --------------------------------------------   -----------------------    ------------------------

William A.  Dambrackas                    --                  $    --                65,934 (E)                 $ 220,569 (E)
                                                                                     97,810 (U)                   217,688 (U)

Mark Kacer                                --                  $   --                 75,943 (E)                   337,364 (E)
                                                                                     54,057 (U)                   100,111 (U)

Robert F. Gintz                           --                  $   --                106,569 (E)                   576,936 (E)
                                                                                     53,431 (U)                    98,114 (U)

Thomas E. Garrett                         --                  $   --                  8,000 (E)                    10,705 (E)
                                                                                     28,000 (U)                    27,895 (U)

Robert S. Sowell                          --                  $   --                 21,568 (E)                   107,829 (E)
                                                                                     13,432 (U)                    38,471 (U)
---------------------------------------------------------------------------------------------------------------------------------


      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than 10 percent of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than 10 percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required during the last fiscal year, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with.


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         Under rules established by the Securities and Exchange Commission, the Company is required to provide a report explaining the rationale and considerations that led to fundamental compensation decisions affecting the Company's executive officers (including the Named Executive Officers) during the past fiscal year. The report of the Compensation Committee is set forth below.

         The Compensation Committee's general philosophy with respect to the compensation of its executive officers is to offer competitive compensation programs designed to attract and retain key executives critical to the long-term success of the Company and to recognize an individual's contribution and personal performance. Such compensation programs include a base salary and annual bonus as well as a stock option plan designed to provide long-term incentives.

         The Chief Executive Officer's 1996 compensation was established by the Compensation Committee in February 1996, and is comprised of a base salary, discretionary bonus and the grant of stock options pursuant to the Company's stock option plans. The Compensation Committee determined the base salary based upon a number of factors including the Chief Executive Officer's contribution to the Company since its inception, his level of base salary in prior years, his accomplishments in the prior year in relation to objective goals and the compensation of chief executives in similarly situated companies. The bonus determined and paid in 1996 related to the Chief Executive Officer's performance in the prior year. The amount of the bonus was discretionary on the part of the Compensation Committee and was based upon prior years' bonuses, accomplishments of the Chief Executive Officer in 1995 toward goals established in 1995, and the compensation paid to chief executive officers in similarly situated companies.

         The 1996 compensation of the other Named Executive Officers was established in February 1996, and also comprised a base salary, a discretionary bonus and the grant of stock options pursuant to the Company's stock option plans. The base salaries and bonuses of the other Named Executive Officers were determined by considering a number of factors including the individual officer's years of service with the Company, prior year compensation, responsibilities and importance to the Company, accomplishments in relation to specific goals, and the compensation of similarly-situated officers in similarly-situated companies. The bonuses determined and paid in 1996 related to the executive officers' performance in the prior year. The amounts of the bonuses were discretionary on the part of the Compensation Committee. One of the most significant factors considered was the input of the Chief Executive Officer as to the performance of the other executive officers.

         While the Compensation Committee does review the Named Executive Officers' performance against objective goals and in light of similarly-situated officers in similarly-situated companies, the review and analysis is informal and subjective. The Compensation Committee does not review formal analyses or documentation, but instead relies on the business experience and judgement of its individual members.

         The Company maintains the 1993 Stock Option Plan, which is designed to attract and retain qualified and competent persons who are involved in the business of the Company or its subsidiaries, including key employees and officers and directors, upon whose efforts and judgment the success of the Company and its subsidiaries is largely dependent, through the encouragement of stock ownership in the Company by such persons. In 1996 Mr. Dambrackas, the other Named Executive Officers and other key employees of the Company were granted an aggregate of 329,000 stock options, of which 316,568 stock options were granted under the 1993 Stock Option Plan and 12,432 stock options were granted under plans in effect prior to the 1993 Stock Option Plan.

         In December 1993, the Internal Revenue Service issued proposed regulations concerning compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Section 162(m) generally disallows a public company's deduction for compensation to any one employee in excess of $1.0 million per year unless the compensation is pursuant to a plan approved by the public company's shareholders. None of the Named Executive Officers presently receives, and the Compensation Committee does not anticipate that such persons will receive, annual cash compensation in excess of the $1.0 million cap provided in Section 162(m).

                                                  CHARLES A. REID

                                                  ROBERT F. WILLIAMSON, JR.




                         CHANGE IN CONTROL ARRANGEMENTS

         Each of the Named Executive Officers holds options to purchase Common Stock granted pursuant to the Company's stock option plans. See "Management - Executive Compensation." To the extent not already exercisable, options granted prior to February 24, 1996 under the 1993 Plan, generally become exercisable (i) if there occurs any transaction (or series of transactions occurring within 60 days or pursuant to a plan) that has the result that shareholders immediately before such transaction cease to own at least 51% of the Common Stock or 51% of the voting stock of any entity that results from the participation of the Company in a reorganization, consolidation, merger, liquidation or other form of corporate transaction; (ii) if the shareholders of the Company approve a plan of merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive (unless such plan is subsequently abandoned); or (iii) if the shareholders of the Company approve a plan for the sale, lease, exchange or other disposition of all or substantially all the property and assets of the Company (unless the plan is subsequently abandoned).

                                PERFORMANCE GRAPH

         The following graph shows the cumulative total shareholder return on the Company's Common Stock since April 16, 1993, the first day on which the Common Stock was publicly traded, compared to the returns of Nasdaq Composite Index and the Nasdaq Computer Manufacturer Index. The graph assumes $100 was invested on April 16, 1993 in the Company's Common Stock, and on March 31, 1993 for the Nasdaq Index and the Nasdaq Computer Manufacturer Index, and assumes reinvestment of dividends.

                 COMPARISON OF 44 MONTH CUMULATIVE TOTAL RETURN
 AMONG EQUINOX SYSTEMS INC., THE NASDAQ STOCK MARKET - US INDEX AND THE NASDAQ COMPUTER INDEX

                               [GRAPHIC OMITTED]

                                           4/93            12/93          12/94          12/95           12/96

--------------------------------------------------------------------------------------------------------------------
Equinox Systems Inc.                       $100             $40            $59            $68             $80
--------------------------------------------------------------------------------------------------------------------
Nasdaq Stock market - US                   $100            $113           $111           $157            $193
--------------------------------------------------------------------------------------------------------------------
Nasdaq Computer Manufacturer               $100            $105           $116           $182            $244
--------------------------------------------------------------------------------------------------------------------


                 PROPOSAL TO APPROVE AMENDMENT TO THE COMPANY'S
                             1993 STOCK OPTION PLAN
                                (PROPOSAL NO. 2)

         On March 1, 1997, the Compensation Committee of the Company's Board of Directors adopted, subject to approval by the Company's shareholders, an amendment to the 1993 Stock Option Plan ("the 1993 Plan" or "the Plan") to increase the number of shares eligible for grant under the Plan from 800,000 to 1,050,000. The material features of the Plan, as amended by the foregoing amendment (the "Amendment") are discussed below, but the description is subject to, and is qualified in its entirety by, the full text of the Plan, including the Amendment, attached hereto as Exhibit A. The bold faced portions of the Plan reflect the proposed Amendment to be voted on at the Annual Meeting. Unless the context otherwise requires, the "Plan" refers to the Plan as amended by the Amendment.

         Approval of the Amendment to the 1993 Plan by the Company's shareholders is one of the conditions of Rule 16b-3, a rule promulgated by the SEC that provides an exception from the operation of the "short-swing profit" recovery provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to the acquisition of options and certain other transactions by officers and directors of the Company. The Board of Directors believes that stock options are an important incentive to attract and retain qualified and competent personnel. Substantially all shares previously reserved under the Plan have been granted by the Board of Directors to key employees and officers of the Company. The Compensation Committee has determined that, from time to time, additional grants of stock options to key employees and officers will further the interest of the Company. Accordingly, shareholder approval of the Amendment is being sought in connection with this Proxy Statement.

         The purpose of the 1993 Plan is to advance the interests of the Company and its subsidiaries by providing an additional incentive to attract and retain qualified and competent persons who provide management services, and upon whose efforts and judgment the success of the Company and its subsidiaries is largely dependent, through the encouragement of stock ownership in the Company by such persons. In furtherance of this purpose, the 1993 Plan authorizes the granting of incentive or nonqualified stock options to purchase Common Stock to persons satisfying the description above, to be selected from the class of all regular employees of the Company or its subsidiaries, including directors and officers, the financing of the exercise of options and the amount of taxes payable in connection therewith, and the use of already owned Common Stock as payment of the exercise price for options granted under the 1993 Plan (such provisions being at times referred to herein as the "Stock Swap"). As of April 9, 1997, options to purchase 799,651 shares of Common Stock had been granted under the 1993 Plan.

         The 1993 Plan is administered by a committee consisting of two or more directors designated by the Board of Directors (the "Committee"). The Board has designated its Compensation Committee to administer the 1993 Plan. The Committee in its sole discretion, determines the persons to be awarded options, the number of shares subject thereto and the exercise price and other terms thereof. In addition, the Committee has full power and authority to construe and interpret the 1993 Plan, and the acts of the Committee are final, conclusive and binding upon all interested parties, including the Company, its shareholders, its officers and employees, recipients of grants under the 1993 Plan and all persons or entities claiming by or through such persons.

TERMS AND CONDITIONS

         All options granted under the Plan are to be evidenced by a written agreement between the Company and the grantee. Such agreements are to contain such terms and conditions, consistent with the Plan, relating to the grant, the time or times of exercise and other terms of the options as the Committee prescribes.

         The Board has determined that all options granted subsequent to July 31, 1996 will require the optionee to enter into a "Trade Secrets and Non-Compete Agreement." Should the optionee be found to be in violation of that agreement, the optionee will be required to return to the Company any profit realized from the exercise of options (granted subsequent to July 31, 1996) and after the violation or up to one year before the violation.

         Under the 1993 Plan, the option price per share is the amount determined in the discretion of the Committee, provided that the option price per share for incentive stock options may not be less than the fair market value of the underlying shares on the date of grant. As long as the Common Stock is approved for quotation on the Nasdaq National Market, then for purposes of the Plans, the term "fair market value" is defined as the mean of the closing bid and asked prices for the Common Stock quoted on the Nasdaq National Market. On April 9, 1997, the closing bid and asked prices per share of Common Stock as reported on the Nasdaq National Market were $8.50 and $8.88 respectively. The exercise price of an option may be paid in cash, or at the sole discretion of the Committee, by delivery of already owned shares of Common Stock having a fair market value equal to the exercise price, or by a combination of the foregoing. The 1993 Plan also authorizes the Company to make loans to optionees to enable them to exercise their options. Such loans must (i) provide for recourse to the optionee, (ii) bear interest at a rate no less than the prime rate of interest of the Company's principal lender, and (iii) be secured by the shares of Common Stock purchased. Cash payments will be used by the Company for general corporate purposes. Payments made in Common Stock must be made by delivery of stock certificates in negotiable form.

         The use of already owned shares of Common Stock applies to payment for the exercise of an option in a single transaction and to the "pyramiding" of already owned shares in successive, simultaneous option exercises. In general, pyramiding permits an option holder to start with as little as one share of Common Stock and exercise an entire option to the extent then exercisable (no matter what the number of shares subject thereto). By utilizing already owned shares of Common Stock, no cash (except for fractional share adjustments) is needed to exercise an option. Consequently, the optionee would receive Common Stock equal in value to the spread between the fair market value of the shares subject to the option and the exercise price of the option.

         No option granted under the Plan is assignable or transferable, other than by will or by the laws of descent and distribution. During the lifetime of an optionee, an option is exercisable only by such optionee. The expiration date of an option granted pursuant to the 1993 Plan will be determined by the Committee at the time of the grant, but in no event will an option be exercisable after the expiration of 10 years from the date of grant. An option may be exercised at any time or from time to time or only after a period of time or in installments, as the Committee determines. Options granted prior to February 24, 1996 also become exercisable immediately upon the occurrence of certain events or transactions. See "Changes in Control Arrangements." On February 24, 1996, the Compensation Committee amended the Plan to eliminate this automatic vesting for options granted after that date. The Committee may in its sole discretion accelerate the date on which any option may be exercised.

         The unexercised portion of any option granted under the Plan shall automatically be terminated (a) three months after the date on which the optionee's employment is terminated for any reason other than (i) Cause (as defined in the Plans); or (ii) death; (b) immediately upon the termination of the optionee's employment for Cause; (c) one year after the date on which the optionee's employment is terminated by reason of mental or physical disability; or (d) (i) one year after the date on which the optionee's employment is terminated by reason of the death of the employee; or (ii) three months after the date on which the optionee shall die if such death shall occur during the one year period following the termination of the optionee's employment by reason of mental or physical disability.

         To prevent dilution of the rights of a holder of an option, the Plan provides for adjustment of the number of shares for which options may be granted, the number of shares subject to outstanding options and the exercise price of outstanding options in the event of any subdivision or consolidation of shares, any stock dividend, recapitalization or other capital adjustment of the Company. Provisions governing the effect upon options of a merger, consolidation or other reorganization of the Company are also included in the Plan.

AMENDMENTS

         The Plan will expire on February 22, 2003, and any option outstanding on such date will remain outstanding until it has either expired or has been exercised. The Committee may amend, suspend or terminate the 1993 Plan at any time, provided that such amendment may not adversely affect the rights of an optionee under an outstanding option without the affected optionee's written consent. In addition, the Committee may not amend the 1993 Plan to (a) increase the number of shares of Common Stock reserved for issuance or change the class of persons eligible to receive options, without first obtaining shareholder approval, (b) permit the granting of options that expire beyond the maximum 10-year period, or (c) extend the termination date of the 1993 Plan.

FEDERAL INCOME TAX EFFECTS

         The Plan is not qualified under the provisions of Section 401(a) of the Code, nor is it subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

         INCENTIVE STOCK OPTIONS. Incentive stock options are "incentive stock options" as defined in Section 422 of the Code. Under the Code, an optionee generally is not subject to ordinary income tax upon the grant or exercise of an incentive stock option. However, an employee who exercises an incentive stock option by delivering shares of Common Stock previously acquired pursuant to the exercise of an incentive stock option is treated as making a disqualifying disposition (defined below) of such shares if the employee delivers such shares before the expiration of the holding period applicable to such shares. The applicable holding period is the longer of two years from the date of grant or one year from the date of exercise. The effect of this provision is to prevent "pyramiding" the exercise of an incentive stock option (i.e., the exercise of the incentive stock option for one share and the use of that share to make successive exercises of the incentive stock option until it is completely exercised) without the imposition of current income tax.

         If, subsequent to the exercise of an incentive stock option (whether paid for in cash or in shares), the optionee holds the shares received upon exercise for a period that exceeds (a) two years from the date such incentive stock option was granted or, if later, (b) one year from the date of exercise (the "Required Holding Period"), the difference (if any) between the amount realized from the sale of such shares and the tax basis to the holder will be taxed as long-term capital gain or loss.

         In general, if, after exercising an incentive stock option, an employee disposes of the shares so acquired before the end of the Required Holding Period (a "Disqualifying Disposition"), such optionee would be deemed in receipt of ordinary income in the year of the Disqualifying Disposition, in an amount equal to the excess of the fair market value of the shares at the date the incentive stock option was exercised over the exercise price. If the Disqualifying Disposition is a sale or exchange which would permit a loss to be recognized under the Code (were a loss in fact to be sustained), and the sales proceeds are less than the fair market value of the shares on the date of exercise, the optionee's ordinary income would be limited to the gain (if any) from the sale. If the amount realized upon disposition exceeds the fair market value of the shares on the date of exercise, the excess would be treated as short-term or long-term capital gain, depending on whether the holding period for such shares exceeded one year.

         The amount by which the fair market value of the shares acquired at the time of exercise of an incentive stock option exceeds the exercise price of such shares under such option generally will be treated as an item of adjustment included in the optionee's alternative minimum taxable income for purposes of the alternative minimum tax for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the shares in the year in which the option is exercised, there will be no item of adjustment for purposes of the alternative minimum tax as a result of the exercise of the option with respect to those shares. If there is a Disqualifying Disposition in a year after the year of exercise, the income on the Disqualifying Disposition will not be considered income for purposes of the alternative minimum tax in that subsequent year. The optionee's tax basis for shares acquired pursuant to the exercise of an incentive stock option will be increased for purposes of determining his alternative minimum tax by the amount of the item of adjustment recognized with respect to such shares in the year the option was exercised.

         An income tax deduction is not allowed to the Company with respect to the grant or exercise of an incentive stock option or the disposition, after the Required Holding Period, of shares acquired upon exercise. In the event of a Disqualifying Disposition, a Federal income tax deduction will be allowed to the Company in an amount equal to the ordinary income to be recognized by the optionee, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable, and the Company satisfies any applicable withholding obligation with respect to such income.

         NONQUALIFIED STOCK OPTIONS. An optionee granted a nonqualified stock option will generally recognize, at the date of exercise of such nonqualified stock option, ordinary income equal to the difference between the exercise price and the fair market value of the shares of Common Stock subject to the nonqualified stock option. This taxable ordinary income will be subject to Federal income tax withholding. A Federal income tax deduction will be allowed to the Company in an amount equal to the ordinary income to be recognized by the optionee, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable, and the Company satisfies any applicable withholding obligation with respect to such income.

         The Federal income tax treatment is somewhat different for officers and directors of the Company ("Reporting Persons") as a result of the short-swing profit recovery provisions of Section 16(b) of the Exchange Act. If a Reporting Person exercises an option prior to the expiration of the holding period required by Rule 16b-3 (which holding period lasts for six months following the acquisition of the option), unless the Reporting Person makes an 83(b) Election, as described below, the Reporting Person will recognize ordinary income upon the expiration of the holding period or such earlier date on which the person ceases to be a Reporting Person. The amount of ordinary income will be equal to the difference between the exercise price of the option and the fair market value of the shares at the time that the income is recognized. A Reporting Person, however, is entitled to elect under Section 83(b) of the Code (the "83(b) Election"), within 30 days after exercising an option, to treat as ordinary income the excess of the fair market value of the shares covered by the option on the date of exercise over the exercise price and no further ordinary income will be recognized irrespective of whether the fair market value of the shares has increased or decreased at the expiration of the applicable period under
Section 16(b). The Company's deduction is dependent upon when a Reporting Person recognizes ordinary income.

         If an optionee exercises a nonqualified stock option by delivering other shares, the optionee will not recognize gain or loss with respect to the exchange of such shares, even if their then fair market value is different from the optionee's tax basis. The optionee, however, will be taxed as described above with respect to the exercise of the nonqualified stock option as if he had paid the exercise price in cash, and the Company likewise generally will be entitled to an equivalent tax deduction. Provided a separate identifiable stock certificate is issued therefor, the optionee's tax basis in that number of shares received on such exercise (which is equal to the number of shares surrendered on such exercise) will be equal to his tax basis in the shares surrendered and his holding period for such number of shares received will include his holding period for the shares surrendered. The optionee's tax basis and holding period for the additional shares received on exercise of a nonqualified stock option paid for, in whole or in part, with shares will be the same as if the optionee had exercised the nonqualified stock option solely for cash.

OPTIONS GRANTED UNDER THE PLAN

         As of April 9, 1997, the Board of Directors had granted nonqualified stock options to purchase an aggregate of 799,651 shares of Common Stock to 26 employees (including the Named Executive Officers). Grants of options are further described in the following table. All of the options granted pursuant to the 1993 Plan have an exercise price equal to the fair market value of the Common Stock as determined by the Compensation Committee as of the date of the grant and have a term of ten (10) years. Options granted to employees other than the Named Executive Officers will become exercisable in 16 equal quarterly installments beginning with the date of grant until fully exercisable. Options granted to the Named Executive Officers become exercisable six months after the date of grant with respect to 3/16 of the total number of shares granted and become exercisable in 13 equal quarterly installments thereafter. For additional information about such option grants, see "Management - Executive Compensation" above.


                                                                                                NUMBER OF SHARES
OPTION GRANTEES                                                                                SUBJECT TO OPTIONS
---------------                                                                                ------------------

William A. Dambrackas (1)
  President, Chief Executive Officer and Director                                                    275,000

Mark Kacer (2)
  Vice President, Chief Financial Officer and Director                                               127,568

Robert F. Gintz (1)
 Vice President, Development                                                                         135,000

Thomas E. Garrett
  Vice President, Sales                                                                               46,000

Robert S. Sowell (1)
  Vice President, Technical Operations                                                                35,000

All current executive officers as a group (5 persons)                                                618,568

All employees as a group, including all executive and non-executive officers (26
persons)                                                                                             799,651

------------------------

         (1) Options granted to these executive officers were granted pursuant to the 1993 Plan.

         (2) In addition to 42,568 options granted in 1996 pursuant to the 1993 plan, 12,432 options were granted in 1996 to Mr. Kacer pursuant to stock option plans in effect prior to the 1993 plan.

         Because persons to whom future grants of options under the 1993 Plan, as amended, are to be made will be determined from time to time by the Compensation Committee in its discretion, it is impossible at this time to indicate the precise number, name or position of persons who will hereafter receive options or the number of shares for which options will be granted under the 1993 Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THIS PROPOSAL TO AMEND THE COMPANY'S 1993 STOCK OPTION PLAN.


                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         The Company's independent public accountant for the year ended December 31, 1996 was, and for the year ended December 31, 1997 will be, the firm of Arthur Andersen LLP. Representatives of such firm are expected to attend the Meeting.


                              SHAREHOLDER PROPOSALS

         Any proposal by a shareholder intended to be presented at the 1998 Annual Meeting of Shareholders must be received by the Company no later than January 15, 1998 for inclusion in the Company's proxy statement and form of proxy relating to such meeting.

                                  OTHER MATTERS

         The Board of Directors knows of no other matters to be presented at the Meeting. Should any unanticipated business properly come before the Meeting, however, it is intended that the holders of proxies solicited hereby will vote thereon at their discretion.

         The Company's Annual Report to its shareholders is being mailed with this proxy statement; however, the Annual Report does not form a part of this proxy statement or the Company's solicitation of proxies.

                                           By Order of the Board of Directors,



                                           MARK KACER
                                           SECRETARY

Ft. Lauderdale, Florida
May 12, 1997

                                                                      EXHIBIT A
                                                            (AMENDMENT IN BOLD)


                              EQUINOX SYSTEMS INC.

              -----------------------------------------------------


                       1993 STOCK OPTION PLAN, AS AMENDED

              -----------------------------------------------------




         1. PURPOSE. The purpose of this Plan is to advance the interests of EQUINOX SYSTEMS INC., a Florida corporation (the "Company"), by providing an additional incentive to attract and retain qualified and competent persons who are key employees of the Company, and upon whose efforts and judgment the success of the Company is largely dependent, through the encouragement of stock ownership in the Company by such persons.

         2. DEFINITIONS. As used herein, the following terms shall have the meaning indicated:

               (a) "Board" shall mean the Board of Directors of the Company.

               (b) "Committee" shall mean the stock option committee appointed by the Board pursuant to Section 13 hereof or, if not appointed, the Board.

               (c) "Common Stock" shall mean the Company's Common Stock, par value $0.01 per share.

               (d) "Director" shall mean a member of the Board.

               (e) "Disinterested Person" shall mean a Director who is not, during the one year prior to his or her service as an administrator of this Plan, or during such service, granted or awarded equity securities pursuant to this Plan or any other plan of the Company or any of its affiliates, except that:

                    (i) participation in a formula plan meeting the conditions in paragraph (c)(2)(ii) of Rule 16b-3 promulgated under the Securities Exchange Act shall not disqualify a Director from being a Disinterested Person; and

                    (ii) participation in an ongoing securities acquisition plan meeting the conditions in paragraph (d)(2)(i) of Rule 16b-3 promulgated under the Securities Exchange Act shall not disqualify a Director from being a Disinterested Person; and

                    (iii) An election to receive an annual retainer fee in either cash or an equivalent amount of securities, or partly in cash and partly in securities, shall not disqualify a director from being a Disinterested Person.

               (f) "Fair Market Value" of a Share on any date of reference shall be the "Closing Price" (as defined below) of the Common Stock on the business day immediately preceding such date, unless the Committee in its sole discretion shall determine otherwise in a fair and uniform manner. For the purpose of determining Fair Market Value, the "Closing Price" of the Common Stock on any business day shall be (i) if the common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transaction are otherwise reported on a consolidated transaction reporting system, the last reported sale price of Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of Common Stock on such system, or
(iii) if neither clause (i) or (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for common Stock on at least five of the ten preceding days.

               (g) "Incentive Stock Option" shall mean an incentive stock option as defined in Section 422 of the Internal Revenue Code.

               (h) "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

               (i) "Non-Statutory Stock Option" shall mean an Option which is not an Incentive Stock Option.

               (j) "Officer" shall mean the company's president, principal financial officer, principal accounting officer and any other person who the Company identifies as an "executive officer" for purposes of reports or proxy materials filed by the Company pursuant to the Securities Exchange Act.

               (k) "Option" (when capitalized) shall mean any option granted under this Plan.

               (l) "Optionee" shall mean a person to whom a stock option is granted under this Plan or any person who succeeds to the rights of such person under this Plan by reason of the death of such person.

               (m) "Plan" shall mean this Stock Option Plan for the company.

               (n) "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

               (o) "Share(s)" shall mean a share or shares of the Common Stock.

         3. SHARES AND OPTIONS. The Company may grant to Optionees from time to time Options to purchase an aggregate of up to ONE MILLION AND FIFTY THOUSAND (1,050,000) Shares from Shares held in the Company's treasury or from authorized and unissued Shares. If any Option granted under the Plan shall terminate, expire, or be canceled or surrendered as to any Shares, new Options may thereafter be granted covering such Shares. An Option granted hereunder shall be either an Incentive Stock Option or a Non-Statutory Stock Option as determined by the Committee at the time of grant of such Option and shall clearly state whether it is an Incentive Stock Option or Non-Statutory Stock Option. All Incentive Stock Options shall be granted within 10 years from the effective date of this Plan.

         4. DOLLAR LIMITATION. Options otherwise qualifying as Incentive Stock Options hereunder will not be treated as Incentive Stock Options only to the extent that the aggregate fair market value (determined at the time the Option is granted) of the Shares, with respect to which Options meeting the requirements of Internal Revenue Code Section 422(b) are exercisable for the first time by an individual during any calendar year (under all plans of the Company), exceeds $100,000. Notwithstanding any other provision of this Plan, no Plan participant may be granted options for more than 40% of the aggregate number of shares available under the Plan.

         5. CONDITIONS FOR GRANT OF OPTIONS

               (a) Each Option shall be evidenced by an option agreement that may contain any term deemed necessary or desirable by the Committee, provided such terms are not inconsistent with this Plan or any applicable law. Optionees shall be those persons selected by the Committee from the class of all regular employees of the Company, including employees who are also Directors or Officers. Any person who files with the Committee, in a form satisfactory to the Committee, a written waiver of eligibility to receive any Option under this Plan shall not be eligible to receive any Option under this Plan for the duration of such waiver.

               (b) In granting Options, the Committee may take into consideration the contribution the person has made to the success of the Company and such other factors as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from officers and other personnel of the Company with regard to these matters. The Committee may from time to time in granting Options under the Plan prescribe such other terms and conditions concerning such Options as it deems appropriate, including, without limitation, (i) prescribing the date or dates on which the Option becomes exercisable, (ii) providing that the Option rights accrue or become exercisable in installments over a period of years, or upon the attainment of stated goals or both, or (iii) relating an Option to the continued employment of the Optionee for a specified period of time, provided that such terms and conditions are not more favorable to an Optionee than those expressly permitted herein.

               (c) The Options granted to employees under this Plan shall be in addition to regular salaries, pension, life insurance or other benefits related to their employment with the Company. Neither the Plan nor any Option granted under the Plan shall confer upon any person any right to employment or continuance of employment by the Company.

               (d) Notwithstanding any other provision of this Plan, and in addition to any other requirements of this Plan, Options may not be granted to a Director or Officer unless the grant of such Options is authorized by, and all of the terms of such Options are determined by, a Committee that is appointed in accordance with Section 13 of this Plan and all of whose members are Disinterested Persons.

         6. OPTION PRICE. The option price per Share of any Option shall be any price determined by the Committee but shall not be less than the par value per Share; provided, however, that in no event shall the option price per Share of any Incentive Stock Option be less than the Fair Market Value of the Shares underlying such Option on the date such Option is granted.

         7. EXERCISE OF OPTIONS. An Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option, (ii) full payment of the aggregate option price of the Shares as to which the Option is exercised has been made, and (iii) arrangements that are satisfactory to the Committee in its sole discretion have been made for the Optionee's payment to the Company of the amount that is necessary for the Company employing the Optionee to withhold in accordance with applicable Federal or state tax withholding requirements. Unless further limited by the Committee in any Option, the option price of any Shares purchased shall be paid in cash, by certified or official bank check, by money order, with Shares or by a combination of the above; provided further, however, that the Committee in its sole discretion may accept a personal check in full or partial payment of any Shares. If the exercise price is paid in whole or in part with Shares, the value of the Shares surrendered shall be their Fair Market Value on the date the Option is exercised. The Company in its sole discretion may, on an individual basis or pursuant to a general program established by the Committee in connection with this Plan, lend money to an Optionee to exercise all or a portion of an Option granted hereunder. If the exercise price is paid in whole or part with Optionee's promissory note, such note shall (i) provide for full recourse to the maker, (ii) be collateralized by the pledge of the Shares that the Optionee purchases upon exercise of such Option, (iii) bear interest at a rate no less than the rate of interest payable by the Company to its principal lender, and (iv) contain such other terms as the Committee in its sole discretion shall require. No Optionee shall be deemed to be a holder of any Shares subject to an Option unless and until a stock certificate or certificates for such Shares are issued to such person(s) under the terms of this Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 10 hereof.

         8. EXERCISABILITY OF OPTIONS. Any option shall become exercisable in such amounts, at such intervals and upon such terms as the Committee shall provide in such Option, except as otherwise provided in this Section 8.

               (a) The expiration date of an Option shall be determined by the Committee at the time of grant, but in no event shall an Option be exercisable after the expiration of 10 years from the date of grant of the Option.

               (b) Unless otherwise provided in any Option, each outstanding Option granted prior to February 24, 1996 shall become immediately fully exercisable.

                    (i) if there occurs any transaction (which shall include a series of transactions occurring within 60 days or occurring pursuant to a plan), that has the result that shareholders of the Company immediately before such transaction cease to own at least 51 percent of the voting stock of the Company or of any entity that results from the participation of the Company in a reorganization, consolidation, merger, liquidation or any other form of corporate transaction;

                    (ii) if the shareholders of the Company shall approve a plan of merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive (unless the approved merger, consolidation, reorganization, liquidation or dissolution is subsequently abandoned); or

                    (iii) if the shareholders of the company shall approve a plan for the sale, lease, exchange or other disposition of all or substantially all the property and assets of the Company (unless such plan is subsequently abandoned).

               (c) The Committee may in its sole discretion accelerate the date on which any Option may be exercised and may accelerate the vesting of any Shares subject to any Option or previously acquired by the exercise of any Option.

               (d) Options granted to Officers and Directors shall not be exercisable until the expiration of a period of at least six months following the date of grant.

         9. TERMINATION OF OPTION PERIOD

               (a) The unexercised portion of any Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

                    (i) three months after the date on which the Optionee's employment is terminated or, in the case of a Non-Statutory Stock Option, and unless the Committee shall otherwise determine in writing in its sole discretion, the date on which the Optionee's employment is terminated, in either case for any reason other than by reason of (A) Cause, which, solely for purposes of this Plan, shall mean the termination of the Optionee's employment by reason of the Optionee's wilful misconduct or gross negligence, (B) a mental or physical disability as determined by a medical doctor satisfactory to the Committee, or (C) death;

                    (ii) immediately upon the termination of the Optionee's employment for Cause;

                    (iii) one year after the date on which the Optionee's employment is terminated by reason of a mental or physical disability (within the meaning of Internal Revenue Code Section 22(e)) as determined by a medical doctor satisfactory to the Committee; or

                    (iv) (A) twelve months after the date of termination of the Optionee's employment by reason of death of the employee, or (B) three months after the date on which the Optionee shall die if such death shall occur during the one year period specified in Subsection 9(a)(iii) hereof.

               (b) The Committee in its sole discretion may by giving written notice ("cancellation notice") cancel, effective upon the date of the consummation of any corporate transaction described in Subsections 8(b)(ii) or(iii) hereof, any Option that remains unexercised on such date. Such cancellation notice shall be given a reasonable period of time prior to the proposed date of such cancellation and may be given either before or after approval of such corporate transaction.

         10. ADJUSTMENT OF SHARES

               (a) If at any time while the Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in such event:

                    (i) appropriate adjustment shall be made in the maximum number of Shares available for grant under the Plan, so that the same percentage of the Company's issued and outstanding Shares shall continue to be subject to being so optioned; and

                    (ii) appropriate adjustment shall be made in the number of Shares and the exercise price per Share thereof then subject to any outstanding Option, so that the same percentage of the Company's issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price.

               (b) Subject to the specific terms of any Option, the Committee may change the terms of Options outstanding under this Plan, with respect to the option price or the number of Shares subject to the Options, or both, when, in the Committee's sole discretion, such adjustments become appropriate by reason of a corporate transaction described in Subsections 8(b)(ii) or (iii) hereof.

               (c) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to the number of or exercise price of Shares then subject to outstanding Options granted under the Plan.

               (d) Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

         11. TRANSFERABILITY OF OPTIONS. Each Option shall provide that such Option shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution, and each Option shall be exercisable during the Optionee's lifetime only by the Optionee.

         12. ISSUANCE OF SHARES. As a condition of any sale or issuance of Shares upon exercise of any Option, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation including, but not limited to, the following:

               (a) a representation and warranty by the Optionee to the Company, at the time any Option is exercised, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Share and

               (b) a representation, warranty and/or agreement to be bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee to be applicable to the issuance of the Shares and are endorsed upon the Share certificates.

         13. ADMINISTRATION OF THE PLAN.

               (a) The Plan shall be administered by the Committee, which shall consist of not less than two Directors, each of whom shall be Disinterested Persons to the extent required by Section 5(d) hereof. The Committee shall have all of the powers of the Board with respect to the Plan. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board and any vacancy occurring in the membership of the Committee may be filled by appointment by the Board.

               (b) The Committee, from time to time, may adopt rules and regulations for carrying out the purposes of the Plan. The Committee's determinations and its interpretation and construction of any provision of the Plan shall be final and conclusive.

               (c) Any and all decisions or determinations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting or (ii) without a meeting by the unanimous written approval of the members of the Committee.

         14. INCENTIVE OPTIONS FOR 10% SHAREHOLDERS. Notwithstanding any other provisions of the Plan to the contrary, an Incentive Stock Option shall not be granted to any person owning directly or indirectly (through attribution under

Section 424(d) of the Internal Revenue Code) at the date of grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of its subsidiary [as defined in Section 424 of the Internal Revenue Code] at the date of grant) unless the option price of such Option is at least 110% of the Fair Market Value of the Shares subject to such Option on the date the Option is granted, and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

         15. INTERPRETATION.

               (a) The Plan shall be administered and interpreted so that all Incentive Stock Options granted under the Plan will qualify as Incentive Stock Options under Section 422 of the Internal Revenue Code. If any provision of the Plan should be held invalid for the granting of Incentive Stock Options or illegal for any reason, such determination shall not affect the remaining provisions hereof, but instead the Plan shall be construed and enforced as if such provision had never been included in the Plan.

               (b) This plan shall be governed by the laws of the State of Florida.

               (c) Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan.

               (d) Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

         16. AMENDMENT AND DISCONTINUATION OF THE PLAN. Either the Board or the Committee may from time to time amend the Plan or any Option; provided, however, that, except to the extent provided in Section 10, no such amendment may, without approval by the shareholders of the Company, (a) materially increase the benefits accruing to participants under the Plan, (b) materially increase the number of securities which may be issued under the Plan, or (c) materially modify the requirements as to eligibility for participation in the Plan; and provided further, that, except to the extent provided in Section 9, no amendment or suspension of the Plan or any Option issued hereunder shall substantially impair any Option previously granted to any Optionee without the consent of such Optionee.

         17. EFFECTIVE DATE AND TERMINATION DATE. The effective date of the Plan is the date on which the Board adopts this Plan, and the Plan shall terminate on the 10th anniversary of the effective date.

COMMON STOCK PROXY

                              EQUINOX SYSTEMS INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



         The undersigned holder of shares of Common Stock of EQUINOX SYSTEMS INC., a Florida corporation (the "Company"), hereby appoints William A. Dambrackas and Mark Kacer, and each or either of them, the proxy or proxies of the undersigned, with full power of substitution to such proxy and substitute, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at The Bankers Club, One Biscayne Tower, Miami, Florida at 9:30 A.M., local time, June 19, 1997, and at all adjournments thereof with authority to vote said Common Stock on the matters set forth below:

         The shares of Common Stock represented by this Proxy will be voted in the manner directed herein by the undersigned shareholder, who shall be entitled to one vote for each share of Common Stock held. If no direction is made, this Proxy will be voted for each item listed below.

         The Board of Directors recommends a vote FOR each proposal.

         1.    ELECTION OF DIRECTORS.  Election of

               William A. Dambrackas             Charles A. Reid
               Mark Kacer                        Robert F. Williamson, Jr.

               [ ] FOR nominees listed above, except withhold authority for individual nominees, if any, whose name(s) is (are) marked through above.

               OR [ ] WITHHOLD AUTHORITY to vote for nominees listed above.

         2.    AMENDMENT TO 1993 STOCK OPTION PLAN.

               Amendment to reserve an additional 250,000 shares of Common Stock for issuance upon exercise of stock options under the 1993 Stock Option Plan.

               [ ] FOR [ ] AGAINST [ ] ABSTAIN

         3. In their discretion, upon such other business as may be properly brought before the meeting and each adjournment thereof.

                              EQUINOX SYSTEMS INC.

THIS PROXY WILL BE VOTED AS SPECIFIED, IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE MATTERS MENTIONED.

                                            Dated:__________________, 1997

                                            _______________________________
                                                      (Signature)

                                            _______________________________
                                                      (Signature)

                                            PLEASE SIGN YOUR NAME EXACTLY AS IT
                                            APPEARS ON THE LEFT. EXECUTORS,
                                            ADMINISTRATORS, TRUSTEES, GUARDIANS,
                                            ATTORNEYS AND AGENTS SHOULD GIVE
                                            THEIR FULL TITLES AND SUBMIT
                                            EVIDENCE OF APPOINTMENT UNLESS
                                            PREVIOUSLY FURNISHED TO THE COMPANY
                                            OR ITS TRANSFER AGENT. ALL JOINT
                                            OWNERS SHOULD SIGN.

PLEASE MARK, DATE, SIGN AND RETURN USING THE ENCLOSED ENVELOPE. YOUR PROMPT ATTENTION WILL BE APPRECIATED.